UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2017, NuVasive, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Mr. Rajesh J. Asarpota as the Company’s Executive Vice President and Chief Financial Officer, effective as of September 1, 2017. In this role, Mr. Asarpota will serve as the Company’s principal financial officer for purposes of the rules and regulations of the Securities and Exchange Commission. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

Mr. Asarpota, age 50, has nearly 25 years of experience in financial and executive leadership roles across the healthcare industry. Mr. Asarpota began his career at General Electric, where from 1992-2004, he served in various finance roles, including key finance operating roles at GE Healthcare. From May 2004 to January 2014, Mr. Asarpota held a variety of senior finance roles at Life Technologies and its predecessor, Invitrogen, most recently as Vice President, Finance - Divisions, Operations, FP&A, Mergers & Acquisitions. Mr. Asarpota then joined Questcor Pharmaceuticals, a publicly-traded biopharmaceutical company, where he served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer. Following the acquisition of Questcor Pharmaceuticals by Mallinckrodt in August 2014, Mr. Asarpota has held executive financial and operational roles at two private equity-backed companies, Cole-Parmer and Imaging Advantage. Mr. Asarpota served as Chief Financial Officer and Chief Operating Officer of Cole-Parmer, a global marketer, distributor and manufacturer of laboratory products, and most recently, he served as Chief Financial Officer of Imaging Advantage, a provider of radiology technology solutions. Mr. Asarpota earned a Bachelor of Commerce degree from the University of Bombay in Bombay, India and an MBA from Marquette University in Milwaukee, Wisconsin.

As Executive Vice President and Chief Financial Officer, Mr. Asarpota’s annual base salary will be $460,000, and he will be eligible to receive an annual bonus payment at a target level of $414,000, which will be pro-rated for 2017 based on his hire date. Mr. Asarpota will also receive a one-time long-term incentive award in the form of restricted stock units (“RSUs”), to be granted on September 1, 2017 with a grant date value of $700,000. The number of shares of the Company’s common stock subject to the RSUs will be calculated by dividing the grant date value by the Company’s closing stock price on September 1, 2017. The shares subject to the RSUs will cliff vest on September 1, 2020, subject to Mr. Asarpota’s continued service with the Company and compliance with the terms of the grant agreement. Mr. Asarpota will also be eligible to receive a one-time performance cash bonus of up to $300,000 payable in March 2018 based on Company performance relative to revenue and operating margin targets for the fiscal year ended December 31, 2017. The performance cash bonus is subject to a repayment obligation to the Company in the event Mr. Asarpota voluntarily terminates his employment for any reason or is terminated for “cause” prior to September 1, 2019. Mr. Asarpota will also be eligible for other health, welfare and financial benefits provided to Company executives, including participation in the Company’s Executive Severance Plan.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press release issued by NuVasive, Inc. on August 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: August 15, 2017	By:	/s/ Joan B. Stafslien
Joan B. Stafslien
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by NuVasive, Inc. on August 15, 2017